                                                                     EXHIBIT 4.3



                          CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                            THE WARNACO GROUP, INC.



            (PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE)



                            ------------------------
     The undersigned, being the Chairman of the Board of The Warnaco Group, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:



          1. The first paragraph of Article Fourth of the Restated Certificate of Incorporation of this corporation is hereby amended to read in its entirety as follows:



             'FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 140,000,000 of which 130,000,000 shares shall be Class A Common Stock, par value $0.01 per share ('Class A Common Stock' or 'Common Stock'), and 10,000,000 shares shall be preferred stock, par value $0.01 per share ('Preferred Stock').



          2. The aforesaid amendment has been duly approved by the Board of Directors of this corporation and duly approved by a majority of the outstanding stock entitled to vote thereon.



          3. The aforesaid amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.



     IN WITNESS WHEREOF, the undersigned has executed this certificate and has caused this certificate to be attested by Stanley P. Silverstein, the Secretary of this corporation, this 9th day of August 1995.



                                                   /s/ LINDA J. WACHNER


                                           .....................................
                                                     LINDA J. WACHNER
                                            CHAIRMAN OF THE BOARD OF DIRECTORS



Attest:



By:     /S/ STANLEY P. SILVERSTEIN


     .................................
          STANLEY P. SILVERSTEIN
                SECRETARY